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                                                                    Exhibit 99.1

ACACIA
RESEARCH
CORPORATION

                                                        Contacts:  Bret L. Undem
                                                                 Media Relations
                                                               Tel.(425)493-2293
                                                               Fax.(425)493-2010

FOR RELEASE
-----------
May 20, 2003

                     COMBIMATRIX GROUP RECEIVES $4.9 MILLION
                     FROM ACACIA RESEARCH PRIVATE PLACEMENT

         Newport Beach, Calif. - (BUSINESS WIRE) - May 20, 2003 - Acacia Research Corporation (Nasdaq: CBMX:ACTG) announced today that it has completed a private placement of approximately 2.4 million units of its Acacia Research-CombiMatrix common stock and warrants at a price of $2.20 per unit. Each unit consists of one share of Acacia Research-CombiMatrix common stock and one-half warrant. Each full warrant has an exercise price of $2.75 per share of Acacia Research-CombiMatrix common stock. Net proceeds of approximately $4.9 million from the private placement have been allocated by Acacia to its CombiMatrix Group.

         Dr. Amit Kumar, CEO & President of CombiMatrix commented, "This additional capital will give CombiMatrix Group the flexibility to take advantage of current opportunities."

         Acacia expects to file a registration statement on Form S-3 no later than 60 business days after the closing of the transaction for purposes of registering the resale of the shares of Acacia Research-CombiMatrix common stock issued in the private placement and issuable upon exercise of the warrants.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies Group and CombiMatrix Group. The CombiMatrix group is developing a platform technology to rapidly produce customizable active biochips, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. CombiMatrix's technology has a wide range of applications, from DNA synthesis/diagnostics to immunochemical detection. Information about Acacia Research Corporation and the Acacia Technologies group is available at www.acaciaresearch.com. Information about the CombiMatrix group is available at www.combimatrix.com.

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The Acacia Technologies group licenses its DMT and V-Chip technologies to media and electronics companies. The DMT technology covers the transmission and receipt of digital audio and digital video content, commonly known as audio on-demand, video on-demand, and audio/video streaming, and is supported by 5 U.S. and 17 international patents.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq:CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.